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                                                                    EXHIBIT j(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated February 14, 2003, relating to the financial statements and financial highlights of AIM Growth Series, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Houston, Texas
August 28, 2003